    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1997
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WOODROAST SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                   MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1563961
                       (IRS Employer Identification No.)

                       10250 VALLEY VIEW ROAD, SUITE 145
                      EDEN PRAIRIE, MINNESOTA  55344-3542
                    (Address of principal executive offices)

                    WOODROAST SYSTEMS, INC. 1994 STOCK PLAN
                              (Full title of Plan)

                               SHELDON F. JACOBS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            WOODROAST SYSTEMS, INC.
                       10250 VALLEY VIEW ROAD, SUITE 145
                      EDEN PRAIRIE, MINNESOTA  55344-3542
                                 (612) 944-5113
           (Name, address and telephone number of agent for service)

                                   Copies to:

                           RUSSELL F. LEDERMAN, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                              3300 NORWEST CENTER
                          MINNEAPOLIS, MN  55402-4140
                                 (612) 672-8200

                        CALCULATION OF REGISTRATION FEE
===============================================================================

TITLE OF                             PROPOSED MAXIMUM  PROPOSED MAXIMUM
OF SECURITIES TO BE  AMOUNT TO BE    OFFERING PRICE    AGGREGATE           AMOUNT OF
REGISTERED           REGISTERED (1)  PER SHARE (1)(2)  OFFERING PRICE (2)  REGISTRATION FEE
-------------------  --------------  ----------------  ------------------  ----------------
Common Stock (no      500,000             $2.5625        $1,281,250.00        $388.26
par value per share)  shares

===============================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on June 18, 1997.




                            Exhibit Index at Page 4

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The contents of Registration Statement on Form S-8 No. 333-07423, filed on July 2, 1996.

     (b) The contents of the Registrant's Form 10-KSB for the fiscal year ended December 29, 1996.

     (c) The contents of the Registrant's Form 10-QSB for the first quarter ended March 30, 1997.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

     5.   Opinion of Maslon Edelman Borman & Brand, P.L.L.P.
    23.1  Consent of Lund Koehler Cox & Company, PLLP
    23.2  Consent of Maslon Edelman Borman & Brand, P.L.L.P. (contained in
          Exhibit 5).
    24.   Power of Attorney (included on Page 3).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on June 20, 1997.

                                     WOODROAST SYSTEMS, INC.
                                      Registrant

                                     By /s/ Sheldon F. Jacobs
                                       -----------------------
                                       Sheldon F. Jacobs
                                       Chairman of the Board and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Woodroast Systems, Inc., hereby severally constitute Sheldon F. Jacobs our true and lawful attorney with full power to him to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Woodroast Systems, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.





NAME                            TITLE                            DATE
----                            -----                            ----


s/ Sheldon F. Jacobs        Chairman of the Board, Chief           June 20, 1997
------------------------    Executive  Officer and Director
Sheldon F. Jacobs           (Principal Executive Officer)


s/ Ralph J. Guarino         President, Chief Operating Officer,    June 20, 1997
------------------------    Chief Financial Officer, and
Ralph J. Guarino            Director (Principal Financial Officer)


s/ Byron L. Frank           Director                               June 20, 1997
------------------------
Byron L. Frank

                          EXHIBITS

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


Exhibit Number         Description of Exhibit                                                   Page No.
--------------         ----------------------                                                   --------
5.                     Opinion of Maslon Edelman Borman & Brand, LLP                               5
23.1                   Consent of Lund Koehler Cox & Company, PLLP                                 6
23.2                   Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5)      5
24.                    Power of Attorney (included on Page 3)                                      3

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